      As filed with the Securities and Exchange Commission on September 26, 1996
                                                  Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                                 CONNECT, INC.
             (Exact name of Registrant as specified in its charter)

      DELAWARE                                            77-0431045
(State of incorporation)                    (I.R.S. Employer Identification No.)

                                515 ELLIS STREET
                      MOUNTAIN VIEW, CALIFORNIA 94043-2242
                    (Address of principal executive offices)
                            _______________________

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       1996 DIRECTORS' STOCK OPTION PLAN
                           (Full title of the Plans)
                            _______________________

                                THOMAS P. KEHLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CONNECT, INC.
                                515 ELLIS STREET
                      MOUNTAIN VIEW, CALIFORNIA 94043-2242
                                 (415) 254-4000
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                    Copy to:

                             Donald M. Keller, Jr.
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

              (Calculation of Registration Fee on following page)

- ------------------------------------------------------------------------------------------------------------------------------------

                                                   CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------

                                                         Proposed Maximum          Proposed Maximum
  Title of Securities to be     Maximum Amount to be       Offering Price         Aggregate Offering        Amount of
          Registered               Registered(1)             Per Share                   Price           Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
1996 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock,
  $.001 par value.................   500,000 Shares           $5.3125(2)                $2,656,250             $  916

1996 DIRECTORS' STOCK OPTION PLAN
  Common Stock,
  $.001 par value.................   250,000 Shares           $  6.25(3)                $1,562,500             $  539
                                  -------------------                                                        ------------
         TOTAL                       750,000 Shares                                                            $1,455
         -----

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
                --------------

     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on September 24, 1996, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on September 24, 1996.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
                 ----------

         (a) The Registrant's Prospectus filed on August 14, 1996 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) Not Applicable.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act")
                                                        ------------
on August 12, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.
         -------------------------

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.
         --------------------------------------

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
          -----------------------------------

ITEM 8.   EXHIBITS.
          --------

            Exhibit
            Number
            -------
             4.1 1996 Employee Stock Purchase Plan, and related forms of agreement.

             4.2 1996 Directors' Stock Option Plan, and related forms of agreement.

             5.1      Opinion of Venture Law Group, a Professional Corporation.

            23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

            23.2      Consent of Ernst & Young LLP, Independent Auditors
                      (see p. 7).

            24.1       Powers of Attorney (see p. 6).

ITEM 9.   UNDERTAKINGS.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CONNECT, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 26th day of September, 1996.

                              CONNECT, Inc.

                              By:  /s/ Joseph G. Girata
                                   ----------------------------
                                   Joseph G. Girata
                                   Vice President of Finance and Administration, and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Kehler and Joseph G. Girata, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                     Title                        Date
          ---------                     -----                        ----
/s/ Thomas P. Kehler            President, Chief Executive     September 26, 1996
- -----------------------------   Officer and Director
    Thomas P. Kehler           (Principal Executive Officer)


/s/ Joseph G. Girata            Vice President of Finance      September 26, 1996
- -----------------------------   and Administration, and
    Joseph G. Girata            Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)


/s/ Gordon J. Bridge            Director                       September 26, 1996
- -----------------------------
    Gordon J. Bridge


/s/ Promod Haque                Director                       September 26, 1996
- -----------------------------
    Promod Haque


/s/ Richard H. Lussier          Director                       September 26, 1996
- -----------------------------
    Richard H. Lussier


/s/ Terry R. McGowan            Director                       September 26, 1996
- -----------------------------
    Terry R. McGowan


/s/ Rory T. O'Driscoll          Director                       September 26, 1996
- -----------------------------
    Rory T. O'Driscoll


/s/ Richard W. Weening          Director                       September 26, 1996
- -----------------------------
    Richard W. Weening


/s/ William B. Welty            Director                       September 26, 1996
- -----------------------------
    William B. Welty

                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP,  INDEPENDENT AUDITORS
              ---------------------------------------------------


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan and the 1996 Directors' Stock Option Plan of CONNECT, Inc. of our reports dated February 23, 1996, except for Note 14, as to which the date is July 15, 1996, with respect to the financial statements and schedule of CONNECT, Inc. included in its Prospectus (Form S-1 No. 333-05901) filed with the Securities and Exchange Commission.


September 24, 1996

                               INDEX TO EXHIBITS

           Exhibit                                                                                                     Page
            Number                                                                                                      No.
           -------                                                                                                     ----
             4.1                1996 Employee Stock Purchase Plan, and related forms of agreement.

             4.2                1996 Directors' Stock Option Plan, and related forms of agreement.

             5.1                Opinion of Venture Law Group, a Professional Corporation

            23.1                Consent of Venture Law Group, a Professional Corporation
                                (included in Exhibit 5.1).

            23.2                Consent of Ernst & Young LLP, Independent Auditors (see p. 7).

            24.1                Powers of Attorney (see p. 6).
